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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 11, 2000


                             SPECIALTY CATALOG CORP.
             (Exact name of registrant as specified in its charter)


           Delaware                   0-21499                    04-3253301
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(State or other jurisdiction        (Commission               (I.R.S. Employer
      of incorporation)             File Number)             Identification No.)

     21 Bristol Drive, South Easton, Massachusetts               02375
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      (Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code:  (508) 238-0199
                                                   -----------------------------


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ITEM 5. OTHER EVENTS.

     On April 11, 2000, the board of directors of Specialty Catalog Corp. the "Company") adopted a stockholder rights plan pursuant to a Rights Agreement, dated as of April 11, 2000, between the Registrant and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"). Under the Rights Agreement, stockholders of record on April 28, 2000 will receive a dividend distribution of one preferred share purchase right on each outstanding share of the Company's Common Stock. This summary description of the Rights Agreement is qualified in its entirety by the terms and provisions of the Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference as though fully set forth herein. Capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Rights Agreement.

     Effectiveness. The Rights Agreement is effective as of April 11, 2000 for all shares of Common Stock outstanding on such date and for all shares of Common Stock issued thereafter and prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights, the exchange of the Rights or the expiration of the Rights. In addition, in certain limited circumstances, Rights may be issued with respect to shares of Common Stock issued after the Distribution Date.

     Right Certificates. Right Certificates shall be distributed to stockholders as soon as practicable after the Distribution Date. Until the Distribution Date, Rights shall be evidenced by certificates for shares of Common Stock.

     Term. The rights will expire on the tenth anniversary of the date of the Rights Agreement unless earlier redeemed or exchanged by the Company as provided below.

     Exercisability. Initially, the Rights will not be exercisable. The Rights shall become exercisable upon the earlier of (i) the tenth calendar day after the first public announcement that a person or group (other than the Company, any of its subsidiaries or any employee stock plan of the Company), together with its affiliates and associates, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock (such person or group being called an "Acquiring Person" and such date of first public announcement being called the "Stock Acquisition Date"), or (ii) the tenth business day after the commencement of, or first public announcement of an intention to commence, a tender or exchange offer the consummation of which would result in a person or group obtaining beneficial ownership of 15% or more of the outstanding Common Stock (the earlier of the dates described in clauses
(i)

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and (ii) being called the "Distribution Date"). The timing of the Distribution
Date is in some cases subject to extension by the Board of Directors. After the Distribution Date and prior to the occurrence of a "Flip-In Event" (described below), each Right shall be exercisable by the registered holder of a Right Certificate to purchase 1/1000th of a share of Series A Junior Participating Preferred Stock (the "Series A Preferred Stock"), subject to adjustment, at an exercise price per 1/1000th of a share of Series A Preferred Stock of $15 (the "Purchase Price"), subject to adjustment.

     Detachability. Prior to the Distribution Date, the Rights shall be transferable only with the related Common Stock certificates and shall automatically be transferred with such certificates. After the Distribution Date, the Rights shall be separately transferable, and the Company will distribute Right Certificates to all holders of Rights.

     Terms of Series A Preferred Stock. The terms of the Series A Preferred Stock have been designed so that each 1/1000th of a share of Series A Preferred Stock will have economic attributes (i.e., participation in dividends and liquidation and voting rights) substantially equivalent to one whole share of the Common Stock of the Company. In addition, the Series A Preferred Stock has certain minimum dividend and liquidation preferences. See Exhibit C to the Rights Agreement attached hereto as Exhibit 4.1 for a more detailed description of the Series A Preferred Stock.

     The Flip-In Provision. In the event that a person becomes an Acquiring Person (a "Flip-In Event"), the holder of each Right (other than the Acquiring Person, its affiliates and associates and certain transferees thereof) will thereafter have the right to purchase from the Company, for the Purchase Price, in lieu of shares of Series A Preferred Stock, that number of shares of Common Stock which at the time of the Flip-In Event had a market value of twice the Purchase Price. The Company may at its option substitute 1/1000ths of a share of Series A Preferred Stock for some or all of the shares of Common Stock so issuable. In the event there is insufficient Common Stock to permit exercise in full of the Rights, the Company must issue shares of Series A Preferred Stock, cash, property or other securities of the Company with an aggregate value equal to twice the Purchase Price. Upon the occurrence of any such Flip-In Event, any Rights that are owned by an Acquiring Person, its affiliates and associates and certain transferees thereof, shall become null and void.

     The Flip-Over Provision. In the event that, from and after a Flip-In Event,
(a) the Company is acquired in a merger or other business combination, or (b) 50% or more of the Company's assets, or assets accounting for 50% or more of its

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earning power, are sold, leased, exchanged or otherwise transferred (in one or more transactions), proper provision shall be made so that each holder of a Right (other than the Acquiring Person, its affiliates and associates and certain transferees thereof whose Rights became void) shall thereafter have the right to purchase from the acquiring company, for the Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of twice the Purchase Price.

     Redemption. The Rights are redeemable by the Board of Directors at a redemption price of $.01 per Right (the "Redemption Price") any time prior to the earlier of (i) the time that an Acquiring Person becomes such, or (ii) the expiration date. Immediately upon the action of the Board electing to redeem the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Exchange. At any time after a Flip-In Event, but prior to a Flip-Over Event or the time that an Acquiring Person becomes the beneficial owner of 50% or more of the outstanding Common Stock, the Board may exchange each right for one share of Common Stock (or a fractional share of Series A Preferred Stock, or similar securities, having a value equal to one share of Common Stock).

     Amendment. For so long as the Rights are redeemable, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement. At any time when the Rights are not redeemable, the Company may amend the Rights in any manner that does not adversely affect the holders of Rights. In no event may any supplement or amendment be made which changes the Redemption Price.

     Voting. The holder of a Right, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibits

          4.1 Rights Agreement, dated as of April 11, 2000, between Specialty Catalog Corp. and Continental Stock Transfer & Trust Company, as Rights Agent, with the form of Certificate of Designation of Series A Junior Participating Preferred Stock attached as Exhibit A thereto, the form of Right Certificate attached as Exhibit B thereto, and the Summary of Rights to Purchase Shares attached as Exhibit C thereto. Pursuant to the Rights Agreement, printed Right Certificates will be mailed as soon as practicable after the Distribution Date.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SPECIALTY CATALOG CORP.


Dated: April 11, 2000                        By:  /s/ Thomas McCain
                                                -------------------------
                                                  Name:  Thomas McCain
                                                  Title: Senior Vice President

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                                  EXHIBIT INDEX

                                   Description

Exhibit Number   Description

4.1 Rights Agreement, dated as of April 11, 2000, between Specialty Catalog Corp. and Continental Stock Transfer & Trust Company, as Rights Agent, with the form of Certificate of Designation of Series A Junior Participating Preferred Stock attached as Exhibit A thereto, the form of Right Certificate attached as Exhibit B thereto, and the Summary of Rights to Purchase Shares attached as Exhibit C thereto. Pursuant to the Rights Agreement, printed Right Certificates will be mailed as soon as practicable after the Distribution Date.